UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 13, 2018
XL GROUP LTD
(Exact name of registrant as specified in its charter)

Bermuda	1-10804	98-1304974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, One Bermudiana Road, Hamilton, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:  (441) 292-8515

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 13, 2018, James Nevels, a Director of XL Group Ltd (the “Company”), notified the Company of his intention not to stand for re-election as a director at the Company’s 2018 Annual General Meeting, currently expected to be held on May 11, 2018. Mr. Nevels will continue to serve as a Director of the Company until that time.

(d) On February 15, 2018, the Board of Directors of the Company (the “Board”), acting upon the recommendation of its Nominating, Governance and External Affairs Committee, appointed Billie Williamson to the Board, effective immediately. Ms. Williamson has been named to the Audit Committee and the Risk and Finance Committee of the Board.

Like all other directors of the Company, Ms. Williamson entered into indemnification agreements with the Company and XLIT Ltd. effective February 15, 2018. There are no arrangements or understandings between Ms. Williamson and any other person pursuant to which she was selected to serve as a director. No information called for by Item 404(a) of Regulation S-K is required to be disclosed herein.

In connection with the appointment of Ms. Williamson as a director of the Company, and pursuant to the terms of the Company's Amended & Restated Directors Stock & Option Plan (the "Plan"), the Board approved a grant to Ms. Williamson on February 15, 2018 of fully vested common shares equal to the pro-rated portion of the value of the annual equity award granted to non-employee members of the Board for their service between May 2017 and April 2018. The number of Shares to be granted will be determined using the last reported sale price of the Company’s common shares on February 15, 2018.

In addition, the Company has also agreed to pay Ms. Williamson a retainer fee equal to the pro rata cash portion of the annual Board and Audit Committee retainer fees payable to non-employee members of the Board and Audit Committee, respectively, until the Company's 2018 annual general meeting of shareholders.

The press release issued by the Company on February 16, 2018 announcing the appointment of Ms. Williamson to the Board is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits. The following are filed herewith:

Exhibit No.	Description
99.1	Press Release ("XL Group Announces Appointment of Billie Ida Williamson and Nomination of Tracy Ann Leinbach for Election at 2018 Annual Meeting"), dated February 16, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:     February 20, 2018
XL Group Ltd
(Registrant)

By:	/s/ Kirstin Gould

Name:	Kirstin Gould

Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release ("XL Group Announces Appointment of Billie Ida Williamson and Nomination of Tracy Ann Leinbach for Election at 2018 Annual Meeting"), dated February 16, 2018.